Exhibit 99.1

RELEASE: 7:00 AM – September 18, 2014

CONTACT:	Susan Munhall, Investor Relations
Hudson City Bancorp, Inc.
West 80 Century Road, Paramus, New Jersey 07652
TELEPHONE:	(201) 967-8290
E-MAIL:	smunhall@hcsbnj.com

Hudson City Bancorp, Inc. Appoints Denis J. Salamone Chairman of the Board

Paramus, New Jersey – Hudson City Bancorp, Inc. (NASDAQ: HCBK) (the “Company”), announced that Denis J. Salamone was appointed to serve as the Chairman of the Board of Directors of the Company and its wholly-owned subsidiary, Hudson City Savings Bank (the “Bank”), effective immediately. Mr. Salamone succeeds Ronald E. Hermance, Jr. who passed away on September 11, 2014. The Company previously announced that Mr. Salamone was appointed to succeed Mr. Hermance as Chief Executive Officer of the Company and the Bank.

Hudson City Bancorp, the holding company for Hudson City Savings Bank, maintains its corporate offices in Paramus, New Jersey. Hudson City Savings Bank, a well-established community financial institution serving its customers since 1868, is the largest thrift institution headquartered in New Jersey. Hudson City Savings currently operates a total of 135 branch offices in the New York metropolitan and surrounding areas.

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